Schedule A

DIRECTORS AND EXECUTIVE OFFICERS OF CERTAIN REPORTING PERSONS

The following sets forth the name, position, address, principal occupation and citizenship of each director and executive officer of the applicable Reporting Persons (the “Instruction C Persons”). The business address for each of Yolanda Banks McCoy and Georgia Prinsloo is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. The business address for Christopher Min Fang Wang is c/o Yunqi Capital Limited, Unit 3703, 37/F, AIA Tower, 183 Electric Road, North Point, Hong Kong. The business address for each of Michael Garrow and Johannes Kaps is Suite 3302, 33/F, Two Exchange Square, 8 Connaught Place, Central, Hong Kong. The business address Scott Craven Jones is c/o Carne Global Financial Services (US) LLC, P.O. Box 151, Kenilworth, Illinois 60043, USA. The business address of Brian Burkholder is 124 Parkway Drive, George Town, Grand Cayman Islands, PO Box 10265, Grand Cayman, KY1-1003. The business address of Patrick Harrigan is 18 Marina Boulevard #35-10, Marina Bay Residences, Singapore 018980. The business address of Richard Gadbois is Suite 3302, 33/F, Two Exchange Square, 8 Connaught Place, Central, Hong Kong. The business address of Kemal Ahmed is 29 Bolton Street, Mayfair, London, W1J 8BP, United Kingdom.

Directors of Yunqi Path Capital Master Fund:

Name	Present Principal Occupation/Business	Citizenship	Shares Owned
Christopher Min Fang Wang	Chief Investment Officer of Yunqi Capital Limited	Canada	Nil
Yolanda Banks McCoy	Partner at HighWater Limited	United Kingdom	Nil
Georgia Prinsloo	Principal of GFM Ltd	Australia	Nil

Sole director of Yunqi Capital Limited:

Name	Present Principal Occupation/Business	Citizenship	Shares Owned
Christopher Min Fang Wang	Chief Investment Officer of Yunqi Capital Limited	Canada	Nil

Sole director of Yunqi Capital Cayman Company:

Name	Present Principal Occupation/Business	Citizenship	Shares Owned
Christopher Min Fang Wang	Chief Investment Officer of Yunqi Capital Limited	Canada	Nil

Directors of Yunqi China Special Investment A:

Name	Present Principal Occupation/Business	Citizenship	Shares Owned
Christopher Min Fang Wang	Chief Investment Officer of Yunqi Capital Limited	Canada	Nil
Michael Garrow	CIO of HS Group (Hong Kong) Limited	Canada	Nil
Johannes Kaps	CEO of HS Group (Hong Kong) Limited	Austria	Nil

Directors of HS Group Master Fund II Ltd:

Name	Present Principal Occupation/Business	Citizenship	Shares Owned
Michael Garrow	CIO of HS Group (Hong Kong) Limited	Canada	Nil
Johannes Kaps	CEO of HS Group (Hong Kong) Limited	Austria	Nil
Scott Craven Jones	Independent director, Carne Global Financial Services (US) LLC	United States	Nil
Brian Burkholder	Independent director	Canada	Nil
Patrick Harrigan	Independent director	Singapore	Nil

Directors and officers of HS Group (Hong Kong) Limited:

Name	Present Principal Occupation/Business	Citizenship	Shares Owned
Michael Garrow	CIO of HS Group (Hong Kong) Limited	Canada	Nil
Johannes Kaps	CEO of HS Group (Hong Kong) Limited	Austria	Nil

Directors of HS Group Ltd:

Name	Present Principal Occupation/Business	Citizenship	Shares Owned
Michael Garrow	CIO of HS Group (Hong Kong) Limited	Canada	Nil
Johannes Kaps	CEO of HS Group (Hong Kong) Limited	Austria	Nil
Richard Gadbois	Independent Director	United States	Nil
Kemal Ahmed	Independent Director	United Kingdom	Nil